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                                                                   EXHIBIT 10.11



                  [LETTERHEAD OF HEALTHCENTRAL APPEARS HERE]

Mr. C. Fred Toney
3383 Clay Street
San Francisco, CA 94118

June 16, 1999

Dear Fred,


     On behalf of HealthCentral.com, I am pleased to offer you the position of Senior Vice President/Chief Financial Officer of the HealthCentral.com. Speaking for myself, as well as the other members of the HealthCentral.com's management team, we are all very impressed with your credentials and we look forward to your future success in this position.

The terms of your new position with HealthCentral.com are set forth below:

     1.  Position.
         --------

         a. You will become the Senior Vice President/ Chief Financial Officer of HealthCentral.com, working out of HealthCentral.com's headquarters office in Emeryville, California. You will report to HealthCentral.com's Chief Executive Officer.

         b. You agree to the best of your ability and experience that you will at all times loyally and conscientiously perform all of the duties and obligations required of you and from you pursuant to the express and implicit terms hereof, and to the reasonable satisfaction of HealthCentral.com. During the term of your employment, you further agree that you will devote all of your business time and attention to the business of HealthCentral.com, HealthCentral.com will be entitled to all of the benefits and profits arising from or incident to all such work services and advice, you will not render commercial or professional services of any nature to any person or organization, whether or not for compensation, without the prior written consent of HealthCentral.com's Chief Executive Officer, and you will not directly or indirectly engage or participate in any business that is competitive in any manner with the business of HealthCentral.com. Nothing in the letter agreement will prevent you from accepting, speaking or presentation engagements in exchange for honoraria or from serving on boards of charitable organizations, or form owning no more than one percent (1%) of the outstanding equity securities of a corporation whose stock is listed on the national stock exchange. Exceptions are noted in Attachment A.

     2.  Start Date. Subject to fulfillment of any conditions imposed by this
         ----------
letter agreement, you will commence this new position with HealthCentral.com on or about July 12, 1999.
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                         [LETTERHEAD OF HEALTHCENTRAL]


June 22, 1999
Page 2


     3.  Proof of Right to Work. For purpose of federal immigration law, you
         ----------------------
will be required to provide to HealthCentral.com documentary evidence of you identity and eligibility for employment in the United States. Such documentation must be provided to us within three (3) business days of your date of hire, or our employment relationship with you may be terminated.

     4.  Compensation.
         ------------

         a.  Base Salary. You will be paid a semi-monthly salary, of $8,333.33
             -----------
which is equivalent to $200,000.00 on an annualized basis. Your salary will be payable in pursuant to HealthCentral.com's regular payroll policy (or in the same manner as other officers of HealthCentral.com).

         b.  Bonus. You will be eligible to receive an incentive bonus of up to
             -----
30% of your base salary, with an incentive bonus of 15% of your base salary guaranteed for the first 12 months of your employment, paid out semi-monthly. Payment of the remainder of your potential bonus will be based on achievement of certain performance goals to be determine by the Chief Executive Officer within 60 days of your Start Date.

         c.  Annual Review. Your base salary will be reviewed at the end of
             -------------
each calendar year as part of HealthCentral.com's normal salary review process.

     5.  Stock Options.
         -------------

         a.  Initial Grant. In connection with the commencement of your
             -------------
employment, HealthCentral.com will recommend that the Board of Directors grant you an option purchase 250,000 shares of HealthCentral.com's Common Stock ("Shares") with an exercise price equal to the fair market value on the date of grant. These option shares will vest as follows: 1/4/th/ of the total shares subject to the option will vest on the one year anniversary of the vesting commencement date (your Start Date), and 1/48/th/ of the total shares will vest on the monthly anniversary of the vesting commencement date thereafter. Vesting will, of course, depend on your continued employment with HealthCentral.com. The option will be an incentive stock option to the maximum extent allowed by the tax code and will be subject to the terms of HealthCentral.com's 1998 Plan and Stock Option Agreement between you and HealthCentral.com.

         b.  Subsequent Option Grants. Subject to the discretion of
             ------------------------
HealthCentral.com's Board of Directors, you may be eligible to receive additional grants of stock options or restricted stock issuances from time to time in the future, on such terms and subject to such conditions as the Board of Directors shall determine as of the date of any such grant.

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                         [LETTERHEAD OF HEALTHCENTRAL]

June 22, 1999
Page 3

         c.  Acceleration of Vesting in Event of Change of Control.
             -----------------------------------------------------

             (i)     Definition of Change of Control. A "Change of Control"
                     -------------------------------     -----------------
means an acquisition of HealthCentral.com, whether by merger (except for a merger effected solely for the purpose of changing the domicile of HealthCentral.com) or any other transaction or series of related transactions in which the shareholders of HealthCentral.com immediately prior thereto own less than 50% of the outstanding shares of capital stock of HealthCentral.com (or its successor or parent) immediately thereafter.

             (ii)    Acceleration Upon Change of Control. Upon the closing of a
                     -----------------------------------
Change of Control, fifty percent (50%) of your options to purchase Common Stock of HealthCentral.com and/or shares of restricted stock of HealthCentral.com that are unvested as of the date of the Change of Control (the "Unvested Shares")
                                                           ---------------
shall immediately become vested.

             (iii)   Vesting of Remaining Unvested Shares. Upon a change of
                     ------------------------------------
Control, the remainder of the Unvested Shares for which vesting was not accelerated pursuant to Section 5 (c)(ii) shall continue to vest at the same monthly rate as prior to the Change of Control (i.e., if 200 shares vested per month prior to the Change of Control, the remaining Unvested Shares will continue to vest at a rate of 200 shares per month after the Change of Control) and in accordance with the applicable stock option or restricted stock purchase agreement.

             (iv)    Acceleration of Vesting on Termination Following A change
                     ---------------------------------------------------------
of Control. If HealthCentral.com (or its successor or parent) terminates you
- ----------
without Cause (as defined below) within twelve months after a Change of Control, then the remaining Unvested Shares shall immediately become vested on such termination date.

             (iv)    Effects on Pooling Accounting. Notwithstanding anything to
                     -----------------------------
the contrary in this Section 5, if such potential vesting acceleration would cause a contemplated Change of Control transaction that was intended to be accounted for as a "pooling-of-interests" transaction to become ineligible for
                    --------------------
such accounting treatment under generally accepted accounting principles, as determined by HealthCentral.com's independent public accountants prior to the Change of Control, the vesting of such shares and/or options shall not be so accelerated.

                  [LETTERHEAD OF HEALTHCENTRAL APPEARS HERE]

June 22, 1999
Page 4


     6.  Benefits.
         --------

         a.  Insurance Benefits. HealthCentral.com will provide you with
             ------------------
standard medical and dental insurance benefits when they become available (Q3/99). Until such benefits are available, we will reimburse you for any ERISA payments you make to maintain your current health and dental insurance benefits. In addition, HealthCentral current indemnifies all officers and directors to the maximum extent permitted by law, and you will be requested to enter into HealthCentral.com's standard form of Indemnification Agreement giving you such protection. Pursuant to the Indemnification Agreement, Health Central will agree to advance any expenses for which indemnification is available to the extent allowed by applicable law.

         b.  Paid Time Off. You will be entitled to 20 paid time off days per
             -------------
year in addition to 8 paid holidays per year, pro-rated for the remainder of this calendar year. Vacation accrues according to the following schedule: you accrue 1/24 (based on 24 pay periods each year) of your annual paid time off each pay period. For example, if you are a full-time employee and are eligible to earn three weeks of paid time off each year, you accrue 1/24 of 120 hours (3 weeks X 40 hours) or 5 hours, each pay period.

     7.  Confidential Information and Invention Assignment Agreement. Your
         -----------------------------------------------------------
acceptance of this offer and commencement of employment with HealthCentral.com is contingent upon the execution, and delivery to an offer of HealthCentral.com, HealthCentral.com's Confidential Information and Invention Assignment Agreement, a copy of which is enclosed for your review and execution (the "Confidentiality
                                                                ---------------
Agreement"), prior to or on your Start Date.
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     8.  Severance Provision.
         -------------------

         a.  Severance Payment. If, during the first year after your Start Date
             -----------------
you are terminated for any reason other than "Cause" (as defined below), then HealthCentral.com shall continue to pay you on a monthly basis and at a monthly rate your monthly base salary in effect immediately prior to such termination (less applicable withholding tax) during the period from your termination date until the one year anniversary of your Start Date (the "Severance Period") but in no event shall it be less than six months, subject to your continued compliance with all of the terms of the Confidentiality Agreement and the surviving terms of this Agreement (including but not limited to Section 8(c)).

         b.  Definition of "Cause". As used in Section 8 of this Agreement, the
             ---------------------
term "Cause" shall mean:

             (i) you personally engaging in knowing and intentional illegal conduct which is seriously injurious to HealthCentral.com or its affiliates;
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                         [LETTERHEAD OF HEALTHCENTRAL]

June 22, 1999
Page 5

          (ii) you being convicted of a felony, or committing an act of dishonesty or fraud against, or the misappropriation of property belonging to, HealthCentral.com or its affiliates;

          (iii) your performance of those acts identified in Section 2924 of the California Labor Code;

          (iv) you knowingly and intentionally breaching any material term of this Agreement or Confidentiality Agreement;

          (v) your commencement of employment with another employer while an employee with HealthCentral.com; or

          (vi) any material breach by you of any material provision of this Agreement or Confidentiality Agreement which continues uncured for 20 days following notice thereof.

     (c) Non-Competition. During the period, if any, in which HealthCentral.com
         ---------------
pays you severance benefits pursuant to Section 8(a), you will not individually or as an employee, consultant, partner, officer, director, or shareholder or in any other capacity whatsoever of or for any person, firm partnership, company or corporation, work as an employee or consultant, or own, manage, operate, sell, control or participate in the ownership, management, operation, sales or control of any business engaged in the provision of health information, products and services to the general public (including linkages between consumers and health providers, payors, and ancillary entitles) in various media, including but not limited to radio, television, internet, interactive television, interactive cable and satellite. This provision shall survive the termination of this Agreement for any reason or no reason.

     9.  Confidentiality of Terms. You agree to follow HealthCentral.com's
         ------------------------
strict policy that employees must not disclose, either directly or indirectly, any information, including any of the terms of this agreement, regarding salary, bonuses, or stock purchase or option allocations to any persons, including other employees of HealthCentral.com; provided, however, that you may discuss such terms with members of your immediate family and any legal, tax or accounting specialists who provide you with individual legal, tax or accounting advise.

     10.  At-Will Employment. Your employment with HealthCentral.com will be on
          ------------------
an "at will" basis, meaning that either you or HealthCentral.com may terminate your employment at any time for any reason or no reason, without further obligation or liability, subject to Section 5 and 8.

                        [LETTERHEAD OF HEALTHCENTRAL]

June 22, 1999
Page 6

     11.  Employee Resignation; Termination For Cause. If you resign from
          -------------------------------------------
HealthCentral.com (or its successor or parent), or if you are terminated for Cause, then you shall not be entitled to receive any severance benefits pursuant to Section 8 or any acceleration benefits pursuant to Section 5 (c)(iv). You will receive payment(s) for all salary and unpaid vacation accrued as of the date of your termination of employment and your benefits will be continued under HealthCentral.com's then existing benefit plans and policies in accordance with such plans and policies in effect on the date of termination and in accordance with applicable law.

     12.  Miscellaneous. This Agreement shall be governed by laws of the State
          -------------
of California applicable to contacts entered into and preformed entirely within the State, without giving effect to principles or conflict of law. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Agreement, (ii) the balance of the Agreement shall be interpreted as if such provision were so excluded and (iii) the balance of the Agreement shall be enforceable in accordance with its terms.

          Fred, letter such as this are usually rather cold and legalistic. Let me assure you that we are all delighted to be able to extend you this offers and look forward to working with you. To indicated your acceptance of HealthCentral.com's offer, please sign and date this letter in the space provided below and return it to me, along with a signed and dated copy of the Confidentiality Agreement. This letter, together with the Confidentiality Agreement, set forth the terms of your employment with HealthCentral.com and supersede any prior representations or agreements, whether written or oral. This letter may not be modified or amended except by a written agreement, signed by HealthCentral.com and by you.

                                   Very truly yours,

                                   /s/ Albert L. Greene
                                   Albert L. Greene
                                   President and Chief Executive Officer
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                  [LETTERHEAD OF HEALTHCENTRAL APPEARS HERE]

June 22, 1999
Page 7

                                                  By:__________________
                                                  Date:________________

ACCEPTED AND AGREED:

C. Fred Toney

/s/ C. Fred Toney
- --------------------
Signature

6/23/99
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Date

Attachment A: Permitted Outside Directorships and Ownership positions of more than 1% of corporations listed on a national stock exchange

Attachment B: Confidential Information and Invention Assignment Agreement